LIMITED POWER OF ATTORNEY FOR SEC REPORTING PURPOSES Know all by these presents, that the undersigned hereby constitutes and appoints Sean Markowitz and Zach Davis of Cheniere Energy, Inc. (the "Company") signing singly, the undersigned's true and lawful attorney-in-fact, each with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to: l. act as an Account Administrator for the undersigned's account with the enhanced Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") of the United States Securities and Exchange Commission ("SEC"), including: (a) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (b) maintaining the security of undersigned's EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (d) taking any other actions contemplated by Rule 10 of Regulation S-T; 2. prepare (or cause to be prepared), execute in the undersigned's name and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain such credentials, codes and passwords enabling the undersigned to make electronic filings with the SEC through EDGAR or any successor filing system; 3. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information; 4. cause the Company to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users to submit filings for the undersigned's EDGAR account; 5. execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of the Company, as applicable, Forms 3, 4 and 5, pursuant to Section l 6(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder, and Fann 144, pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") and the rules thereunder, if required; 6. do and perfonn any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, Form 4, Fonn 5 or Form 144, and any amendments thereto, or other required report and timely file such forms or reports with the SEC, the NYSE and any other stock exchange or similar authority; and 7. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this limited power of attorney ("Power of Attorney") shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

The undersigned hereby grants such attorney-in-fact full power and authority to do and perfonn any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confinning all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that (a) this Power of A1torney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on infonnation provided to such attorney-in-fact without independent verification of such infonnation, and (b) the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned. is not assuming. nor is the Company assuming any obligation or liability for the undersigned•s resoonsibilities to comply with Section 16 of the Exchange Act or Rufe 144 of the Securities Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer a director and/or officer of the Company, as applicable, unless (a) earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein as of a later date; provided, however, this Power of Attorney will expire immediately upon the termination of employment or consulting anangement of any attorney-in fact as to that attorney-in-fact only, but not as to any other appointed attorney-in-fact hereunder. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _7_ day of _July__ 2026. � one Notary Seal to be Placed Here .l����f.::.i"� CYNTHIA HERRINGTON--o�..- ... N p • �r �_Yf:� otary ubl1c, State of Texas �1�····«,+�f Comm. Expires 07-03-2027 ......... ,,,��,,,,,,' Notary ID 126625918--